UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           YOUR DIGITAL MEMORIES, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                                    98-0507522
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 15 Zichron Ya'akov, Suite 23 Entrance B.
             Jerusalem, Israel                               94421
(Address of principal executive officers)                  (Zip Code)


        Title of each class                      Name of each exchange on which
         to be registered                        each class is to be registered
         ----------------                        ------------------------------

Common stock, par value of $0.0001 per Share                  None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:
333-143872

       Securities to be registered pursuant to Section 12(g) of the Act:

               Common stock with a par value of $0.0001 per share

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form SB-2 (File No. 333-143872) as originally filed with the Securities and Exchange Commission on June 19, 2007 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

3.1 Articles of Incorporation (incorporated by reference from Your Digital Memories' Registration Statement on Form SB-2 filed on June 19, 2007, Registration No. 333-143872)

3.2 By-laws (incorporated by reference from Your Digital Memories' Registration Statement on Form SB-2 filed on June 19, 2007, Registration No. 333-143872)

4.1 Specimen Stock Certificate (incorporated by reference from Your Digital Memories' Registration Statement on Form SB-2 filed June 19, 2007, 2007, Registration No. 333-143872)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

YOUR DIGITAL MEMORIES, INC.


By: /s/ Aaron Bard
   -------------------------
   President and Director

August 29, 2007

                                  EXHIBIT INDEX

3.1 Articles of Incorporation (incorporated by reference from Your Digital Memories' Registration Statement on Form SB-2 filed on June 19, 2007, Registration No. 333-143872)

3.2 By-laws (incorporated by reference from Your Digital Memories' Registration Statement on Form SB-2 filed on June 19, 2007, Registration No. 333-143872)

4.1 Specimen Stock Certificate (incorporated by reference from Your Digital Memories' Registration Statement on Form SB-2 filed June 19, 2007, 2007, Registration No. 333-143872)